AMENDED AND RESTATED
                                   SCHEDULE A
                            DATED NOVEMBER 16, 2016
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                        DATED SEPTEMBER 5, 2014 BETWEEN
                           CORNERSTONE ADVISORS INC.
                                      AND
                             NUMERIC INVESTORS LLC

Each Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

FUND                                                               RATE
--------------------------------------------------------------------------------
Global Public Equity Fund                                          [REDACTED]
Public Alternatives Fund                                           [REDACTED]


                                                  CORNERSTONE ADVISORS INC.

                                                  By: /s/ Bruce Duff
                                                      --------------
                                                  Name: Bruce Duff
                                                  Title: COO

                                                  NUMERIC INVESTORS LLC

                                                  By: /s/ Solomon Kuckelman
                                                      ---------------------
                                                  Name: Solomon Kuckelman
                                                  Title: Secretary


                      SCHEDULE A -- SUB-ADVISORY AGREEMENT